UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1220 Augusta Drive Suite 600 Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
As previously reported on its Current Report on Form 8-K dated and filed December 16, 2013, Crown Castle International Corp., a Delaware corporation (“Crown Castle” or the “Company”), through certain of its wholly owned subsidiaries, on December 16, 2013 completed its acquisition of the exclusive right to lease, operate or otherwise acquire approximately 9,675 wireless communication sites (“Sites”) from certain subsidiaries of AT&T Inc., a Delaware corporation, for approximately $4.827 billion in cash (“AT&T Transaction”).

This Current Report on Form 8-K is being filed to provide updated pro forma financial information relating to the AT&T Transaction, as well as pro forma financial information related to Crown Castle's commencement of operations as a real estate investment trust on January 1, 2014. Such information should be read in conjunction with Crown Castle’s Current Report on Form 8-K dated and filed December 16, 2013 and the Current Report on Form 8-K/A filed January 21, 2014.
ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS
(b) Pro forma financial information
The Unaudited Pro Forma Condensed Combined Statement of Operations of Crown Castle for the year ended December 31, 2013 is filed as Exhibit 99.1 to this Current Report on Form 8-K.
(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Statement of Operations of Crown Castle for the year ended December 31, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:     /s/ E. Blake Hawk
Name:    E. Blake Hawk
Title:    Executive Vice President and General Counsel

Date: June 3, 2014

Exhibit Index

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Statement of Operations of Crown Castle for the year ended December 31, 2013.